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                                                                     Exhibit 4.2

                                                                  EXECUTION COPY

                          SUBSCRIPTION AGENT AGREEMENT

     This Subscription Agent Agreement, made and entered into this _____ day of July, 2002, by and between Camtek Ltd., a company organized under the laws of Israel (the "Company"), and American Stock Transfer and Trust Company, a New York corporation with offices at 59 Maiden Lane, New York, New York 10038 (the "Subscription Agent").

                                   WITNESSETH:

     WHEREAS, the Company is filing a Registration Statement with the Securities and Exchange Commission on Form F-3 (the "Registration Statement") with respect to the proposed offering (the "Rights Offering") of rights (the "Rights") to purchase its Ordinary Shares, NIS 0.01 nominal value (the "Ordinary Shares"), which are to be issued to holders of outstanding Ordinary Shares; and

     WHEREAS, the Subscription Agent presently serves as transfer agent and registrar of the Ordinary Shares and will serve as registrar for the Rights; and

     WHEREAS, it is expected by the Company that one Right will be issued for each 2.5536 Ordinary Shares held of record as of the date set forth in the Registration Statement as the record date (the "Record Date"), that one Right will entitle the holder to purchase one (1) Ordinary Share at the exercise price (the "Subscription Price") set forth in the Registration Statement, and that the Rights will be evidenced by non-transferable certificates (the "Rights Certificates") in form satisfactory to the Subscription Agent and the Company; and

     WHEREAS, the Company desires to employ the Subscription Agent to issue and deliver the Rights Certificates and to act as Subscription Agent in connection with the Rights Offering, and the Subscription Agent is willing to act in such capacities;

     NOW, THEREFORE, the parties hereto agree, in consideration of the mutual covenants and promises herein contained, as follows:

     1. APPOINTMENT OF SUBSCRIPTION AGENT. The Rights Offering will be conducted in the manner and upon the terms set forth in the final Prospectus constituting a part of the Registration Statement (the "Prospectus"), which is incorporated herein by reference and made a part hereof as if set forth in full herein. The Subscription Agent is hereby appointed as subscription agent to effect the Rights Offering in accordance with the Prospectus and the Subscription Agent hereby accepts such appointment. Each reference to the Subscription Agent in this Agreement is to the Subscription Agent in its capacity as subscription agent unless the context indicates otherwise.

     2. DELIVERY OF DOCUMENTS BY COMPANY.

          (a) The Company will cause to be timely delivered to the Subscription Agent sufficient copies of the following documents for delivery to the holders of record of the Ordinary Shares at the close of business on the Record Date (the "Rights Offerees"):

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               (i) the Prospectus, which includes instructions for exercise of the Rights;

               (ii) blank non-transferable subscription Rights Certificate; and

               (iii) separate instructions for Rights Offerees who are nominees (the "Nominee Instructions").

          (b) The Company will also deliver to the Subscription Agent resolutions adopted by the Board of Directors of the Company in connection with the Rights Offering.

     3. DETERMINATION OF RIGHTS OFFEREES AND RIGHTS. On or about the Record Date, the Subscription Agent shall create and maintain from the stock ledger and register it maintains in its capacities as transfer agent and registrar of the Ordinary Shares a record of the names, addresses and, where available, taxpayer identification numbers of the Rights Offerees and the number of Rights each such Rights Offeree is entitled to receive in the Rights Offering (the "Rights Record"). The number of Rights for each Rights Offeree shall be determined by dividing by 2.5536 the number of Ordinary Shares that such Rights Offeree held of record as of the Record Date, but in lieu of issuing fractional Rights, the Subscription Agent shall round each such fraction to the next lower whole number of Rights. The Rights Record shall also include the number of the Right Certificate issued to each Rights Offeree, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

     4. MAILING OF DOCUMENTS BY SUBSCRIPTION AGENT. As soon as practicable after delivery of the documents described in subparagraph 2(a) hereof and receipt of written instructions from the Company, the Subscription Agent shall mail or cause to be mailed, via overnight courier specifying next day delivery, to each Rights Offeree a Rights Certificate, dated as of the date of issuance thereof by the Subscription Agent, evidencing the Rights to which such Rights Offeree is entitled, a Prospectus, including the instructions for exercise of the Rights, and an envelope addressed to the Subscription Agent. Prior to mailing, the Subscription Agent, as transfer agent and registrar for the Rights, will cause to be issued Rights Certificates in the names of the Rights Offerees and for the number of Rights to which they are each entitled, as determined in accordance with Paragraph 3 above. The Subscription Agent shall make reasonable efforts to identify which of the Rights Offerees are likely to be nominee holders and to include the Nominee Instructions with such mailing to such Rights Offerees. The Subscription Agent shall either manually sign or affix a duly authorized facsimile signature on all Rights Certificates. Promptly after the Rights Certificates are mailed, the Subscription Agent shall execute and deliver to the Company a certificate in the form of Exhibit A hereto. Subsequent to their original issuance, no Rights Certificates shall be issued except Rights Certificates issued upon any combination, split up or exchange of Rights or issued in replacement of mutilated, destroyed, lost or stolen Rights Certificates pursuant to Paragraph 6 hereof.

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     5. SUBSCRIPTION PROCEDURE.

          (a) For a valid exercise of Rights to occur, the Subscription Agent must receive, by mail, hand delivery, or otherwise, prior to 5:00 P.M., New York City time, on the Expiration Date (as defined in the Prospectus) (i) the Rights Certificate pertaining to such Rights, which has been properly completed and endorsed for exercise, as provided in the instructions accompanying the Rights Certificate, and (ii) payment in full of the Subscription Price for each Right being exercised (the "Subscription Price") in U.S. Dollars by money order or cashier's check or by check drawn on a bank located in the United States payable to the order of "American Stock Transfer and Trust Company, as Subscription Agent."

          (b) After receipt at any time after five (5) calendar days after the Expiration Date of written instructions from the Company to mail the Ordinary Shares subscribed for pursuant to the Rights, the Subscription Agent shall as soon as practicable mail certificates representing the Ordinary Shares properly subscribed for by the holders of the Rights. The certificates shall be mailed via first class mail to the subscribers' addresses as shown on the reverse side of the Rights Certificate or, if none, then as listed on the Subscription Agent's register except that the Subscription Agent shall comply with any ancillary written delivery instructions provided by any subscriber. The Subscription Agent shall maintain a blanket surety bond protecting the Company and the Subscription Agent from loss or liability arising out of non-receipt or non-delivery of such certificates.

          (c) Fractional shares shall not be issued or subscribed for. One Right may be exercised to purchase one (1) Ordinary Share at the Subscription Price. No fractional Rights shall be issued. A Rights Certificate may not be divided in such a manner as would permit the holders to subscribe for a greater number of Ordinary Shares than the number for which they would be entitled to subscribe under the original Rights Certificate (except that a bank, trust company, securities dealer or broker which holds Ordinary Shares on the Record Date for more than one beneficial owner may, upon proper showing to the Subscription Agent, exercise its Rights Certificates on the same basis as if the beneficial owners were record holders on the Record Date). Rights Offerees, such as banks, securities dealers and brokers, who receive Rights as nominees for one or more beneficial owners shall be entitled to exercise their Rights Certificates on behalf of the beneficial owners.

          (d) To the extent that any Rights Certificates remain unexercised or outstanding at 5:01 P.M., New York City time, on the Expiration Date (other than those subject to Paragraph 7 hereof) such outstanding Rights Certificates shall be automatically deemed cancelled and of no further force and effect.

     6. DEFECTIVE EXERCISE OF RIGHTS; TRANSFER, ETC. OF RIGHTS CERTIFICATES; LOST RIGHTS CERTIFICATES.

          (a) The Company shall have the right to reject any defective exercise of Rights or to waive any defect in exercise. If the Company delivers to the Subscription Agent a notice that the Company rejects any defective exercise of Rights, the Subscription Agent shall as soon as practicable (i) telephone the holder of such Rights (at the telephone number on the reverse side of the Rights Certificate) to explain the nature of the defect if the defect and the

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necessary correction can be adequately explained by telephone and the holder can correct the defect without possession of the Rights Certificates, or (ii) mail the Rights Certificate, together with a letter explaining the nature of the defect in exercise and how to correct the defect. If an exercise is not defective except that there is a partial payment of the Subscription Price, the Subscription Agent shall issue the number of Ordinary Shares for which payment has been made. Any Rights Certificate with respect to which defects in exercise are not corrected prior to 5:00 P.M., New York City time, on the Expiration
Date, or which are received after such time, shall be returned to the holder of such Rights Certificate.

          (b) Subject to the provisions of subparagraph 5(c) hereof, no Rights Certificate may be split up, combined or exchanged for another Rights Certificate or Rights Certificates.

          (c) Upon the receipt by the Subscription Agent and the Company of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and upon receipt of indemnity or security reasonably satisfactory to them and reimbursement of all expenses incidental thereto, and upon surrender and cancellation of the Rights Certificate if mutilated, the Company will make and deliver a new Rights Certificate of like tenor to the Subscription Agent for delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated. The Subscription Agent may, at the direction of the Company and with the consent of the registered holder of the lost, stolen or destroyed Rights Certificate, permit the exercise of the Rights evidenced by such certificate without a replacement of such certificate; provided that such lost, stolen or destroyed certificate is not presented for exercise prior to the Expiration Date.

     7. LATE DELIVERY. If prior to 5:00 P.M., New York City time, on the Expiration Date, the Subscription Agent receives payment for the full Subscription Price and a written or telefaxed guarantee from a commercial bank, a trust company having an office in the United States, or a member firm of the New York Stock Exchange, another registered national securities exchange or the National Association of Securities Dealers, Inc., stating the serial number of the Rights Certificate, the name and address of the subscriber, the number of Rights represented by the Rights Certificate and the number of Ordinary Shares subscribed for and guaranteeing that the properly completed Rights Certificate will promptly be delivered to the Subscription Agent, such subscription may be accepted subject to receipt of the duly completed and executed Rights Certificate within three (3) business days after the Expiration Date.

     8. PROOF OF AUTHORITY TO SIGN. The Subscription Agent need not procure supporting legal papers, and is authorized to dispense with proof of authority to sign (including all proof of appointment or authority to sign of any fiduciary, custodian for a minor, or other person acting in a representative capacity), and to dispense with the signatures of co-fiduciaries, in connection with exercise of Rights in the following cases:

          (a) where the Rights Certificate is registered in the name of an executor, administrator, trustee, custodian for a minor or other fiduciary, and the subscription form thereof is executed by such executor, administrator, trustee, custodian for a minor or other fiduciary, and the Ordinary Shares are to be issued in the name of the registered holder of the Rights Certificate, as appropriate; and

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          (b) where the Rights Certificate is in the name of a corporation and the subscription form thereof is executed by an officer of such corporation and the Ordinary Shares are to be issued in the name of such corporation.

     In all of the cases set forth in this Paragraph 9 and notwithstanding anything contained in this Agreement to the contrary, the check tendered in payment of the subscription must be drawn for the proper amount, to the order of the Subscription Agent and otherwise be in proper form, and there must be no evidence indicating that the subscriber is not the duly authorized representative he purports to be. In cases other than the above, the Subscription Agent should procure the necessary legal documents. However, in the event that by the Expiration Date all legal requirements have not been met, the Subscription Agent may accept approval from the President or any Vice President of the Company, as to whether such Rights Certificate may be accepted and the Ordinary Shares subscribed for thereunder issued.

     9. CANCELLATION AND DESTRUCTION OF RIGHTS CERTIFICATES. All Rights Certificates surrendered for the purpose of exercise shall, if surrendered to the Company or to any of its agents, be delivered to the Subscription Agent for cancellation or in cancelled form, or if surrendered to the Subscription Agent shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Subscription Agent for cancellation and retirement, and the Subscription Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Subscription Agent (a) may deliver all cancelled Rights Certificates to the Company, and if delivered the Company shall make available to the Subscription Agent the cancelled Rights Certificates for its inspection, or (b) shall, at the written request of the Company, destroy such Rights Certificates and in such case shall deliver a certificate of destruction thereof to the Company.

     10. RESERVATION AND AVAILABILITY OF ORDINARY SHARES. The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Ordinary Shares, the number of Ordinary Shares which will be sufficient to permit the exercise in full of all outstanding Rights.

     The Company covenants and agrees that it will take all such action as may be necessary to insure that all Ordinary Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Subscription Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

     The Company further covenants and agrees that it will pay when due and payable any and all federal and state taxes and charges (including those in the United States and Israel) which may be payable in respect of the issuance or delivery of the Rights Certificates or of any Ordinary Shares upon the exercise of Rights. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer or other assignment of Rights Certificates or the issuance or delivery of certificates for Ordinary Shares in a name other than that of the registered holder of the Rights Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates for Ordinary Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Rights

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Certificate at the time of surrender) or until it has been established to the
Company's satisfaction that no such tax is due.

     11. ESCROW OF FUNDS. Any funds received by the Subscription Agent as payments in connection with the subscriptions for Ordinary Shares pursuant to the Rights Offering shall be held in escrow in an interest bearing money market account by the Subscription Agent pending the Expiration Date and receipt of written disbursement instructions from the Company, after which the funds and any interest earned thereon shall be disbursed in accordance with such written instructions from the Company. The Subscription Agent is hereby authorized and directed to endorse, negotiate and deposit all subscription payments into an interest bearing money market account to be maintained with the Subscription Agent. The Subscription Agent shall provide an accounting to the Company from time to time, as the Company may reasonably request, regarding the escrow account.

     12. DUTIES OF SUBSCRIPTION AGENT. The Subscription Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

          (a) the Subscription Agent may consult with legal counsel (who may be legal counsel for the Company) and the opinion of such counsel shall be full and complete authorization and protection to the Subscription Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b) Whenever in the performance of its duties under this Agreement the Subscription Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, Chief Executive Officer or a Vice President of the Company and delivered to the Subscription Agent; and such certificate shall be full authorization to the Subscription Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Subscription Agent shall be liable hereunder only for its own gross negligence or willful misconduct.

          (d) The Subscription Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement, in the Rights Certificates or in the Prospectus, or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e) The Subscription Agent and any of its stockholders, directors, officers, or employees may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not Subscription Agent under this Agreement. Nothing herein contained shall preclude the

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Subscription Agent from acting in another capacity for the Company or for any other person or entity.

          (f) The Subscription Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization and execution hereof by such Subscription Agent) or in respect of the validity or execution of any Rights Certificate; nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Ordinary Shares to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Ordinary Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

     13. REPORTS. The Subscription Agent shall make available to the Company, upon the Company's request, the following information: (i) the number of Ordinary Shares validly subscribed for, (ii) the number of Ordinary Shares subject to guaranteed exercises, (iii) the number of Ordinary Shares for which defective subscriptions have been received, and (iv) the amounts of collected and uncollected funds in the subscription escrow account established under this Agreement. As soon as practicable after the Expiration Date, or upon the request from the Company from time to time thereafter, the Subscription Agent shall certify in writing to the Company the cumulative totals through the Expiration Date of all the information set forth In clauses (i) through (iv) above. Within ten business days after receipt from the Company of written instructions to mail the Ordinary Shares subscribed for pursuant to the Rights, the Subscription Agent will execute and deliver to the Company a certificate in the form of Exhibit B hereto. The Subscription Agent shall also maintain and update a record of holders who have fully or partially exercised their Rights and holders who have not exercised their Rights. The Subscription Agent shall provide the Company or its designees with such information compiled by the Subscription Agent pursuant to this Paragraph 14 as the Company shall request from time to time.

     14. FUTURE INSTRUCTIONS. With respect to notices or instructions to be provided by the Company hereunder, the Subscription Agent may rely and act on any written instruction signed by any one or more of the following authorized officers or employees of the Company: Rafi Amit, Moshe Amit and Yotam Stern.

     15. PAYMENT OF EXPENSES. The Company will pay the Subscription Agent compensation for its services under this Agreement in accordance with Schedule 1 hereto, and will reimburse the Subscription Agent for all reasonable and necessary expenses incurred by it in so acting.

     16. INDEMNIFICATION.

          (a) The Company covenants and agrees to indemnify and hold the Subscription Agent harmless against any costs, expenses (including reasonable fees for legal counsel), losses or damages, which may be paid, incurred or suffered by or to which the Subscription Agent may become subject, arising from or out of, directly or indirectly, any claim or liability resulting from its actions pursuant to this Agreement other than costs, expenses,

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losses and damages incurred or suffered by the Subscription Agent as a result of, or arising out of, its gross negligence or willful misconduct in connection with performance of its duties hereunder.

          (b) If the indemnification provided for in this Paragraph 17 is applicable, but for any reason is held to be unavailable, the Company shall contribute such amount as is just and equitable to pay, or to reimburse the Subscription Agent for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including reasonable counsel fees, actually incurred by the Subscription Agent as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Company.

          (c) If any action is brought against the Subscription Agent in respect of which indemnity may be sought against the Company pursuant to this Paragraph 17, the Subscription Agent shall promptly notify the Company in writing of the institution of such action and the Company may, at its option, assume the defense of such action, including the employment and fees of counsel (which counsel shall be reasonably satisfactory to the Subscription Agent) and payment of expenses. The Subscription Agent shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Subscription Agent unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have employed counsel to have charge of the defense of the action or the Subscription Agent shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the Subscription Agent), in any of which events the fees and expenses of not more than one additional firm of attorneys for the Subscription Agent shall be borne by the Company.

          (d) The provisions of this Paragraph 17 shall survive any termination of this Agreement.

     17. FURTHER ASSURANCES. The Company agrees to do such further acts and things and to execute and deliver such statements, assignments, agreements, instruments and other documents as the Subscription Agent from time to time reasonably may request in connection with the administration, maintenance, enforcement or adjudication of this Agreement in order (a) to give the Subscription Agent confirmation and assurance of the Subscription Agent's rights, powers, privileges remedies and interests under this Agreement and applicable law, (b) to better enable the Subscription Agent to exercise any such right, power, privilege or remedy, or (c) to otherwise effectuate the purpose and the terms and provisions of this Agreement, each in such form and substance as may be acceptable to the Subscription Agent.

     18. CUMULATIVE RIGHTS. The rights and remedies granted to the Subscription Agent in this Agreement are cumulative and not exclusive, and are in addition to any and all other rights and remedies granted and permitted under and pursuant to law.

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     19. NO WAIVER. The failure of any of the signatories hereto to enforce any provision hereof on any occasion shall not be deemed to be a waiver of any preceding or succeeding breach of such provision or any other provision.

     20. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the signatories hereto and no amendment, modification or waiver of any provision herein shall be effective unless in writing, executed by the party charged therewith.

     21. GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with and shall be governed by the laws of the State of New York without regard to the principles of conflicts of laws.

     22. BINDING EFFECT. This Agreement shall bind and inure to the benefit of the parties, their successors and assigns.

     23. ASSIGNMENT AND DELEGATION OF DUTIES. This Agreement may not be assigned by the parties hereto. This Agreement is in the nature of a personal service contract and the duties imposed hereby are non-delegable.

     24. PARAGRAPH HEADINGS. The paragraph headings herein have been inserted for convenience of reference only, and shall in no way modify or restrict any of the terms or provisions hereof.

     25. NOTICES. Any notice or other communication required or permitted under the provisions of this Agreement shall be in writing, and shall be given by postage prepaid, registered or certified mail, return receipt requested, by hand delivery with receipt acknowledged, by telecopy with receipt confirmed or by the express mail service offered by the United States Post Office, directed to the Company and to the Subscription Agent at the addresses set forth below, or to any new address of which any party hereto shall have informed the others by the giving of notice in the manner provided herein. Such notice or communication shall be effective upon delivery or, if shipped by mail, three (3) days after it is mailed within the continental United States.

              The Company:             Camtek Ltd.
                                       P.O. Box 544
                                       Migdal-Haemek 23150, Israel
                                       Attention: Moshe Amit
                                       Telecopy No.:  011972 (4) 6040523

                                       With copies to:

                                       Brobeck, Phleger & Harrison LLP
                                       1633 Broadway, 47th Floor
                                       New York, NY 1019
                                       Attention:  Richard Gilden, Esq.
                                       Telecopy No.:  212-586-7878

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              The Subscription Agent:  American Stock Transfer and Trust Company
                                       59 Maiden Lane
                                       New York, NY 10038
                                       Attention: Exchange Department
                                       Telecopy No.: 718-234-5001

                                       With a copy to:

                                       Herbert Lemmer
                                       American Stock
                                       Transfer and Trust Company
                                       59 Maiden Lane
                                       New York, NY 10038
                                       Telecopy No.: 718-331-1852


     26. UNENFORCEABILITY; SEVERABILITY. If any provision of this Agreement is found to be void or unenforceable by a court of competent Jurisdiction, then the remaining provisions of this Agreement, shall, nevertheless, be binding upon the parties with the same force and effect as though the unenforceable part had been severed and deleted.

     27. THIRD PARTY RIGHTS. The representations, warranties and other terms and provisions of this Agreement are for the exclusive benefit of the parties hereto' and no other person shall have any right or claim against any party by reason of any of those terms and provisions or be entitled to enforce any of those terms and provisions against any party.

     28. COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be deemed to be duplicate originals.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year first above written.

                                    CAMTEK LTD.


                                    By:
                                             -----------------------------------


                                    AMERICAN STOCK TRANSFER AND TRUST COMPANY


                                    By:
                                             -----------------------------------


                                    By:
                                             -----------------------------------

                                    EXHIBIT A

                 CERTIFICATE OF SUBSCRIPTION AGENT FOR RIGHTS TO
                        SUBSCRIBE FOR ORDINARY SHARES OF
                                   CAMTEK LTD.
           ----------------------------------------------------------

         American Stock Transfer and Trust Company (the "Agent") does hereby certify that:

     1. The Agent has been duly appointed and authorized to act as Subscription Agent in connection with the issuance of rights (the "Rights") to purchase Ordinary Shares of Camtek Ltd., an Israeli corporation (the "Company"').

     2. As of the close of business on _______, 2002, there were issued and outstanding Ordinary Shares, NIS 0.01 nominal value, of the Company.

     3. As such Subscription Agent, the Agent has of this date issued, countersigned and mailed Rights Certificates evidencing the right to purchase Ordinary Shares, together with accompanying Prospectus and other materials, in accordance with the obligations of the Agent set forth in the Subscription Agent Agreement dated _________, 2002 between the Company and the Agent.

     4. Said certificates were signed by duly authorized officers of the Company by their facsimile signatures and countersigned on behalf of the Agent, as Subscription Agent, by authorized officers of the Agent who were at the time of affixing their signatures and still are duly authorized to countersign such certificates.

Dated:  _________, 2002.


                        AMERICAN STOCK TRANSFER AND TRUST COMPANY


                        By:
                              ---------------------------------------------
                                           Authorized Officer

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                                    EXHIBIT B

                  CERTIFICATE OF SUBSCRIPTION AGENT FOR RIGHTS
                       TO SUBSCRIBE FOR ORDINARY SHARES OF
                                   CAMTEK LTD.
         --------------------------------------------------------------

         American Stock Transfer and Trust Company (the "Agent") does hereby certify that:

         1. The Agent has been duly appointed and authorized to act as Transfer Agent and Registrar for Camtek Ltd., an Israeli corporation (the "Company"), with respect to the Company's Ordinary Shares, NIS 0.01 nominal value (the "Ordinary Shares").

         2. As such Transfer Agent and Registrar, it has as of this date issued and countersigned certificates for Ordinary Shares of the Company as an original issue pursuant to the written order of the Company, in accordance with the obligations of the Agent set forth in the Subscription Agent Agreement (the "Agreement") dated _______, 2002 between the Company and the Agent.

         3. Said certificates were signed by duly authorized officers of the Company by their facsimile signatures and countersigned or authenticated, as the case may be, on behalf of the Agent, as Transfer Agent and Registrar, by authorized officers of the Agent who were at the time of affixing their signatures and still are duly authorized to countersign or authenticate such certificates.

         4. In its role as Subscription Agent pursuant to the Agreement, the Agent has mailed to the parties entitled thereto, in accordance with the Agreement, the Ordinary Shares described in paragraph 2 above of this Certificate.

Dated:  _________, 2002.


                                  AMERICAN STOCK TRANSFER AND TRUST COMPANY


                                  By:
                                        -----------------------------------
                                                Authorized Officer